EXHIBIT 10.3
EPAM SYSTEMS, INC.
2015 LONG TERM INCENTIVE PLAN
GLOBAL NON-QUALIFIED STOCK OPTION AGREEMENT
FOR SENIOR MANAGERS
1.Grant of Option. EPAM Systems, Inc., a Delaware corporation (the “Company”), hereby grants to «Optionee» (“Participant”), on «Date» (the “Grant Date”), an option (the “Option”) to purchase «Number of shares underlying option» shares of Common Stock (the “Shares”), at an exercise price of $«Fair Market Value of Share as of the Grant Date» per Share (the “Exercise Price”) subject to the terms, definitions and provisions of the EPAM Systems, Inc. 2015 Long Term Incentive Plan (the “Plan”) adopted by the Company, which is incorporated in this Agreement by reference, this Agreement and the Addendum. The Option is intended to be a Non-Qualified Stock Option, and is not intended to be an Incentive Stock Option. Unless otherwise defined in this Agreement, the terms used in this Agreement shall have the meanings defined in the Plan.
2.Vesting Schedule. Subject to Section 5, one-fourth of this Option shall vest and become exercisable on March 15 of each of the first, second, third and fourth calendar years immediately following the Grant Date.
3.Exercise of Option. This Option shall be exercisable during its term in accordance with the Vesting Schedule set out in Section 2 as modified by Section 5, if applicable, as follows:
(a)Right to Exercise.
(i)This Option may not be exercised for a fraction of a share.
(ii)In no event may this Option be exercised after the tenth anniversary of the Grant Date (the “Expiration Date”).
(b)Method of Exercise.
(i)The Participant (or his or her representative, devisee or heir, as applicable) may exercise any portion of the Option that has become exercisable as to all or any of the Shares then available for purchase by delivering to the Company written notice specifying the number of whole Shares to be purchased, together with payment in full of the Payment Amount (as defined in Section 4).
(ii)The Company is not obligated, and will have no liability for failure, to issue or deliver any Shares upon exercise of the Option unless such issuance or delivery would comply with applicable securities laws, with such compliance determined by the Company in consultation with its legal counsel. Assuming such compliance, for tax purposes such Shares shall be considered transferred to the Participant on the date on which the Option is exercised with respect to such Shares.
(iii)If any vested and exercisable portion of the Option is unexercised as of the Expiration Date, the Shares underlying such portion of the Option less the number of Shares having an aggregate Fair Market Value as of the Expiration Date equal to the Payment Amount shall be delivered to the Participant as soon as practicable after the Expiration Date, provided that the Option shall not be so exercised if the Exercise Price equals or exceeds the Fair Market Value of a Share on the Expiration Date.
4.Method of Payment. Payment of the aggregate Exercise Price and any required withholding for Tax-Related Items (as defined in Section 8 ) (the “Payment Amount”) shall be by any of the following, or a combination of the following, at the election of the Participant:
(a)cash or check;
(b)cancellation of indebtedness;
(c)if the Common Stock is listed on an exchange or market, and if the Company is at such time permitting broker-assisted cashless exercises, delivery of a properly executed exercise notice together with irrevocable instructions to a broker participating in such cashless brokered exercise program to deliver promptly to the Company the Payment Amount and in any event in accordance with applicable law;

(d)by any other method as may be approved by the Committee.
5.Termination of Service. Following the Participant’s Termination of Service, Participant (or his or her representative, devisee or heir, as applicable) may exercise the Option only as set forth in this Section 5.
(a)Death or Disability.  In the event of the Participant’s Termination of Service due to the Participant’s death or Disability before the Participant has completed at least two (2) years of service with the Company or any Affiliate, 50% of the portion of the Participant’s Option that is unvested as of the date of such termination (if any) shall become immediately vested (with any fractional portion of the Option that would otherwise vest as a result of such vesting acceleration event rounded up to the nearest whole Share), and the remaining unvested portion of the Option shall be forfeited without any payment to the Participant. In the event of the Participant’s Termination of Service due to the Participant’s death or Disability on or after the date on which the Participant has completed at least two (2) years of service with the Company or any Affiliate, 100% of any unvested portion of the Option shall become immediately vested. Any portion of the Participant’s Option that is vested as of the date of the Participant’s Termination of Service due to death or Disability shall remain exercisable until the earlier of (x) one year following such termination and (y) the Expiration Date, unless the Committee in its sole discretion determines that the Option should be exercisable to some greater extent or remain exercisable for some longer period (ending in no event later than the Expiration Date).
(b)For Cause.  In the event of the Participant’s Termination of Service for Cause (as defined below), the entire unexercised portion of the Option, whether vested or unvested, shall be forfeited as of the date of such termination without any payment to the Participant.
“Cause” means the Company’s good faith determination of the Participant’s:
(i)willful material breach, or habitual neglect of, the Participant’s duties or obligations in connection with the Participant’s employment or service;
(ii)having engaged in willful misconduct, gross negligence or a breach of fiduciary duty, or his or her willful material breach of his or her duties to the Company or an Affiliate or under his or her Employment Agreement, if applicable, or of any of the Company policies;
(iii)having been convicted of, or having entered a plea bargain or settlement admitting guilt for, (x) a felony or (y) any other criminal offense involving moral turpitude, fraud or, in the course of the performance of the Participant’s service to the Company or an Affiliate, material dishonesty;
(iv)unlawful use or possession of illegal drugs on the premises of the Company or an Affiliate or while performing the Participant’s duties and responsibilities to the Company or an Affiliate; or
(v)the commission of an act of fraud, embezzlement or material misappropriation, in each case, against the Company or any Affiliate;
provided that, in the case of clauses (i) and (ii) above, the Company shall provide the Participant with written notice specifying the circumstances alleged to constitute Cause, and, if possible, the Participant shall have 30 days following receipt of such notice to cure such circumstances.
(c)For Any Other Reason.  In the event of the Participant’s Termination of Service at any time under circumstances not described in Sections 5(a) or 5(b) herein or Section 11(b) of the Plan, any unvested portion of the Option shall be forfeited as of the date of such termination without any payment to the Participant, and any vested portion of the Option shall remain exercisable until the earlier of (x) 90 days following such termination and (y) the Expiration Date, unless the Committee in its sole discretion determines that the Option should be exercisable to some greater extent or remain exercisable for some longer period (ending in no event later than the Expiration Date).
For purposes of Section 11(b) of the Plan, “Good Reason” means “Good Reason” as defined in the Participant’s Employment Agreement, if any, or if not so defined, the occurrence of any of the following events, in each case without the Participant’s consent:
(i)a reduction in the Participant’s base compensation and cash incentive opportunity, other than any such reduction that applies generally to similarly situated employees or executives of the Company or an Affiliate;
(ii)relocation of the geographic location of the Participant’s principal place of employment or service by more than 50 miles from the Participant’s principal place of employment or service; or

(iii)a material reduction in the Participant’s title, duties, responsibilities or authority;
provided that, in each case, (A) the Participant shall provide the Company with written notice specifying the circumstances alleged to constitute Good Reason within 90 days following the first occurrence of such circumstances, (B) if possible, the Company shall have 30 days following receipt of such notice to cure such circumstances, and (C) if the Company or its Affiliate has not cured such circumstances within such 30-day period, the Participant shall terminate his or her employment or service not later than 60 days after the end of such 30-day period.
6.Non-Transferability of Option. This Option may not be transferred in any manner otherwise than (i) by will or by the laws of descent or distribution or (ii) pursuant to an award transfer program adopted by the Company and in accordance with such procedures as the Committee (in its discretion) may specify with respect to the administration and operation of such program. This Option may be exercised during the lifetime of the Participant only by him or her or a valid transferee (which shall include specifically any financial institution, or other entity approved by the Company). The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant and in order to effect a valid transfer, the transferee (which shall include specifically any financial institution, or other entity approved by the Company) shall execute an agreement reflecting such terms and conditions that the Committee deems necessary to facilitate such transfer.
7.Reserved.
8.Responsibility for Taxes.
(a)The Participant acknowledges that, regardless of any action taken by the Company or, if different, the Participant’s employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”), is and remains the Participant’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. The Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including, but not limited to, the grant, vesting or exercise of the Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(b)Prior to the relevant taxable or tax withholding event, as applicable, the Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:
(i)withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company and/or the Employer;
(ii)withholding from proceeds of the sale of Shares acquired at exercise of the Option either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization) without further consent; or
(iii)any other method of withholding determined by the Company and, to the extent required by applicable laws or the Plan, approved by the Committee.
(c)The Company or the Employer may withhold or account for Tax-Related Items by considering applicable withholding rates, including minimum or maximum applicable rates, in the jurisdictions applicable to the Participant. In the event that any excess amounts are withheld to satisfy the obligation for Tax-Related Items, the Participant may be entitled to a refund of any over-withheld amount in cash (with no entitlement to the Share equivalent), or if not refunded by the Company or the Employer, the Participant must seek a refund from the local tax authorities to the extent the Participant wishes to recover the over-withheld amount in the form of a refund..
(d)Finally, the Participant agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if the Participant fails to comply with his or her obligations in connection with the Tax-Related Items.
9.Nature of Grant. In accepting the Option, the Participant acknowledges, understands and agrees that:
(a)the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)the grant of the Option is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted in the past;
(c)all decisions with respect to future Option or other grants, if any, will be at the sole discretion of the Company;
(d)the Option grant and the Participant’s participation in the Plan shall not create a right to employment or be interpreted as forming or amending an employment or service contract with the company, the Employer or any Affiliate of the Company and shall not interfere with the ability of the Company, the Employer or any Affiliate of the Company, as applicable, to terminate the Participant’s employment or service relationship (if any);
(e)the Participant is voluntarily participating in the Plan;
(f)the Option and any Shares acquired under the Plan, and the income from and value of same, are not intended to replace any pension rights or compensation;
(g)the Option and any Shares acquired under the Plan, and the income from and value of same, are not part of normal or expected compensation for any purposes, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, leave pay, long-service awards, pension or retirement or welfare benefits or similar mandatory payments;
(h)the future value of the Shares underlying the Option is unknown, indeterminable, and cannot be predicted with certainty;
(i)if the underlying Shares do not increase in value, the Option will have no value;
(j)if the Participant exercises the Option and acquires Shares, the value of such Shares may increase or decrease in value, even below the Exercise Price;
(k)no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from the Participant’s Termination of Service (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any), and in consideration of the grant of the Option, the Participant agrees not to institute any claim against the Company, any of its Affiliates or the Employer;
(l)unless otherwise agreed with the Company, the Option and any Shares acquired under the Plan and the income from and value of same, are not granted as consideration for, or in connection with, the service the Participant may provide as a director of an Affiliate;
(m)unless otherwise provided in the Plan or by the Company in its discretion, the Option and the benefits evidenced by this Agreement do not create any entitlement to have the Option or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of the Company; and
(n)neither the Company, the Employer nor any Affiliate shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the Option or of any amounts due to the Participant pursuant to the exercise of the Option or the subsequent sale of any Shares acquired upon exercise.
10.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying Shares. The Participant understands and agrees that he or she should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

11.Insider Trading/Market Abuse Laws. The Participant may be subject to insider trading restrictions and/or market abuse laws based on the exchange on which the Shares are listed and in applicable jurisdictions, including the United States, the Participant’s country and the designated broker’s country, which may affect the Participant’s ability to accept, acquire, sell or otherwise dispose of Shares, rights to Shares (e.g., Options) or rights linked to the value of Shares (e.g., dividend equivalents) under the Plan during such times as the Participant is considered to have “inside information” regarding the Company (as defined by the laws in applicable jurisdictions). Local insider trading laws may prohibit the cancellation or amendment of orders placed by the Participant before he or she possessed inside information.  Furthermore, the Participant could be prohibited from (i) disclosing the inside information to any third party, which may include fellow employees and (ii) “tipping” third parties or causing them otherwise to buy or sell securities.  Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Participant acknowledges that it is his or her responsibility to comply with any applicable restrictions, and the Participant should speak to his or her personal advisor on this matter.
12.Data Privacy. To the extent recognized by applicable law, the Participant hereby consents to the collection, use, transfer, or other processing of the Participant’s personally identifiable information as described in this Agreement and any other Option grant materials (“Personal Data”) in electronic or other form by and among, as applicable, the Company, its Affiliates, the Employer or other third parties as processors of the Personal Data, for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Company, with offices located at 41 University Drive, Newtown, Pennsylvania 18940, acts as the controller of this Personal Data, and processes this Personal Data for purposes of implementing, administering, and managing the Plan. The Company protects the Personal Data that it receives in the United States from the European Union via data transfer agreements based on the standard contractual clauses adopted by the European Commission. The Participant can obtain further information about these data transfer agreements by contacting AskDataPrivacy@epam.com.
The Participant understands that the Personal Data may include, but is not limited to, the Participant’s name, home address and telephone number, e-mail address, date of birth, social insurance number, passport or other identification number (e.g., resident registration number), salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor. Such Personal Data will be used by the Company for the exclusive purpose of implementing, administering and managing the Plan. The Company relies on the following legal grounds for processing of Personal Data (i) consent, as permitted by applicable law, (ii) performance of this Agreement with the Participant, (iii) the legitimate interests of the Company, its Affiliates, the Employer or other third parties (such as service providers, consultants, governmental bodies, or courts) where the legitimate interest could be in particular the implementation, administration and management of the Plan, and (iv) for compliance with legal obligations, in particular in the area of labor and employment law, social security and social protection law, data protection and privacy law, tax law, and corporate compliance laws.
The Participant understands that Personal Data will be transferred to UBS Financial Services Inc. or other third parties assisting the Company with the implementation, administration and management of the Plan. The Participant understands that the recipients of his or her Personal Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than the Participant’s country. Where disclosing Personal Data to such third parties, the Company provides appropriate safeguards for protecting the transfer of Personal Data, such as establishing data contractual clauses with third parties based on the standard contractual clauses adopted by the European Commission or relevant supervisory authority. The Participant may request a copy of, or information about, such safeguards by contacting AskDataPrivacy@epam.com.
The Participant may generally request a list with the names and addresses of any potential recipients of his or her Personal Data by contacting AskDataPrivacy@epam.com. The Participant understands that Personal Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. When the Company no longer needs to use the Participant’s Personal Data for the purposes above or does not need to retain it for compliance with any legal or regulatory purpose, the Company will take reasonable steps to remove it from systems and/or records containing the Personal Data and/or take steps to properly anonymize it so that the Participant can no longer be identified from it.
Subject to applicable data protection and privacy law, the Participant understands that he or she may view Personal Data, request additional information about the storage and processing of Personal Data, require any necessary amendments to Data or refuse or withdraw the consent herein, in any case without cost, by contacting in writing AskDataPrivacy@epam.com. Further, the Participant understands that he or she is providing the consents herein on a purely voluntary basis.
In addition to the above, subject to applicable law, the Participant may have the right to (i) request erasure of Personal Data, (ii) request restriction of, or object to, certain uses or processing of Personal Data, (iii) request Personal Data portability, or (iv) lodge a complaint with a supervisory authority.

The Participant’s provision of Personal Data is a contractual requirement. If the Participant does not provide the Personal Data and/or consent to the terms of this Section 11, or if the Participant later seeks to revoke his or her consent, his or her employment status or service with the Employer will not be affected; the only consequence of refusing or withdrawing the Participant’s consent is that the Company may not be able to grant Options or other equity awards to the Participant or administer or maintain such awards. Therefore, the Participant understands that refusing or withdrawing his or her consent may affect the Participant’s ability to participate in the Plan. Such a withdrawal will not affect the lawfulness of the collection, use, or otherwise processing of the Participant’s Data prior to the consent withdrawal. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, or to exercise certain additional rights described above, the Participant understands that he or she may contact AskDataPrivacy@epam.com.
13.Miscellaneous Provisions.
(a)Notices. All notices, requests and other communications under this Agreement shall be in writing and shall be delivered in person (by courier or otherwise), mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission, to the contact details below. The parties may use e-mail delivery, so long as the message is clearly marked, sent to the e-mail address(es) set forth below, and a delivery receipt and a read receipt are made part of the message. E-mail delivery will be deemed to occur when the sender receives confirmation that such message has been received and read by the recipient.
if to the Company, to:
EPAM Systems, Inc.
41 University Drive
Newtown, Pennsylvania 18940
Attention: General Counsel
Facsimile: 267-759-8989
if to the Participant, to:
the address, facsimile number or e-mail address that the Participant most recently provided to the Company, or to such other address, facsimile number or e-mail address as such party may hereafter specify for the purpose by notice to the other parties hereto.
(b)Effect of Agreement. The Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof (and has had an opportunity to consult counsel regarding the Option terms), and hereby accepts this Option and agrees to be bound by its contractual terms as set forth herein and in the Plan. The Participant acknowledges and agrees that the grant of this Option constitutes additional consideration to the Participant for the Participant’s continued and future compliance with any restrictive covenants in favor of the Company by which the Participant is otherwise bound. The Participant hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Committee regarding any questions relating to the Option. In the event of a conflict between the terms and provisions of the Plan and the terms and provisions of this Agreement, the Plan terms and provisions shall prevail. The Agreement, including the Plan, constitutes the entire agreement between the Participant and the Company on the subject matter hereof and supersedes all proposals, written or oral, and all other communications between the parties relating to such subject matter.
(c)Amendment; Waiver.  No amendment or modification of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company and the Participant, except that the Company may amend or modify this Agreement without the Participant’s consent in accordance with the provisions of the Plan or as otherwise set forth in this Agreement.  No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.  Any amendment or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.
(d)Successors and Assigns; No Third Party Beneficiaries.  This Agreement shall inure to the benefit of and be binding upon the Company and the Participant and their respective heirs, successors, legal representatives and permitted assigns.  Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the Company and the Participant, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.
(e)Severability. If any provision of this Agreement shall be declared by any court or arbitrator of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable.
(f)Governing Law; Dispute Resolution.  This Agreement is governed by the laws of the state of Delaware without application of the conflict of law provisions thereof. If any dispute arising out of or relating to this Agreement or the Plan, or the breach thereof, cannot be settled through negotiation, the parties agree first to try in good faith to settle such dispute by mediation.  If the parties fail to settle such dispute within 30 days after the commencement of such mediation, such dispute shall be settled by arbitration conducted in the state of Pennsylvania and judgment on the arbitral award rendered may be entered in any court having jurisdiction thereof.
(g)Language. By accepting the Option, the Participant acknowledges and represents that the Participant is proficient in the English language or has consulted with an advisor who is sufficiently proficient in English, as to allow the Participant to understand the terms of the Agreement and any other documents related to the Plan. If the Participant has received the Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
(h)Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
(i)Foreign Asset / Account Reporting Requirements, Exchange Controls and Tax Requirements. The Participant’s country may have certain foreign asset and/or account reporting requirements and exchange controls which may affect the Participant’s ability to acquire or hold Shares under the Plan or cash received from participating in the Plan (including from any dividends received or sale proceeds arising from the sale of Shares) in a brokerage or bank account outside his or her country. The Participant may be required to report such accounts, assets or transactions to the tax or other authorities in his or her country. The Participant also may be required to repatriate sale proceeds or other funds received as a result of his or her participation in the Plan to his or her country through a designated bank or broker and/or within a certain time after receipt. In addition, the Participant may be subject to tax payment and/or reporting obligations in connection with any income realized under the Plan and/or from the sale of Shares. The Participant acknowledges that it is his or her responsibility to be compliant with all such requirements, and that he or she should consult his or her personal legal and tax advisors, as applicable, to ensure his or her compliance.
(j)Addendum. Notwithstanding any provisions in this Agreement, the Option grant shall be subject to any special terms and conditions set forth in any Addendum to this Agreement for the Participant’s country. Moreover, if the Participant relocates to one of the countries included in the Addendum, the special terms and conditions for such country will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Addendum constitutes part of this Agreement.
(k)Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Option and on any Shares purchased upon exercise of the Option, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

EPAM SYSTEMS, INC.

By:
Name:
Title:
 The Participant’s signature on this line both (1) acknowledges the Participant’s receipt of the Agreement and agreement to its terms, and (2) indicates the Participant’s consent to the processing of Personal Data as described in Section 12.

Participant

ADDENDUM
EPAM SYSTEMS, INC.
2015 LONG TERM INCENTIVE PLAN
GLOBAL NON-QUALIFIED STOCK OPTION AGREEMENT
FOR SENIOR MANAGERS
Terms and Conditions
This Addendum includes additional terms and conditions that govern the Option granted to the Participant under the Plan if the Participant resides in one of the countries listed below. These terms and conditions are in addition to, or if so indicated, in place of the terms and conditions in the Agreement. If the Participant is a citizen or resident (or is considered as such for local law purposes) of a country other than the country in which Participant is currently residing and/or working, or if Participant relocates to another country after the Grant Date, the Company shall, in its discretion, determine to what extent these country-specific terms and conditions contained herein shall be applicable to the Participant. Certain capitalized terms used but not defined in this Addendum have the meanings set forth in the Plan and/or the Agreement.
Notifications
This Addendum also includes information regarding exchange controls and certain other issues of which the Participant should be aware with respect to his or her participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of March 2021. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Participant not rely on the information in this Addendum as the only source of information relating to the consequences of the Participant’s participation in the Plan because the information may be out of date at the time that the Participant exercises the Option or sells Shares acquired under the Plan.
In addition, the information contained herein is general in nature and may not apply to the Participant’s particular situation, and the Company is not in a position to assure the Participant of a particular result. Accordingly, the Participant should seek appropriate professional advice as to how the relevant laws in the Participant’s country may apply to his or her situation.
Finally, if the Participant is a citizen or resident of a country other than the one in which he or she is currently working or residing (or is considered as such for local law purposes), or transferred employment and/or residency after the Grant Date, the notifications contained herein may not be applicable to the Participant.
ARMENIA
There are no country specific provisions.
AUSTRALIA
Notifications
Tax Notification. Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies to Options granted under the Plan, such that the Options are intended to be subject to deferred taxation.
Securities Law Notification. If the Participant acquires Shares under the Plan and offers such Shares for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. The Participant is advised to obtain legal advice regarding his or her disclosure obligations prior to making any such offer.
BELARUS
Notifications
Exchange Control Information. Belarusian citizens or permanent residents may be required to repatriate any funds received in connection with the Options (e.g., proceeds from the sale of Shares acquired under the Plan) to Belarus. The Participant is responsible for ensuring compliance with all exchange control laws in Belarus in connection with his or her participation in the Plan.

BELGIUM
Terms and Conditions
Tax Notification.  The Option must be accepted in writing either (i) within 60 days of the offer (for tax at offer) or (ii) after 60 days of the offer (for tax at exercise). The Participant will receive a separate offer letter and undertaking form in addition to the Agreement. The Participant should refer to the offer letter for a more detailed description of the tax implications of choosing to accept the Option. The Participant should consult with his or her personal tax advisor regarding completion of the additional forms.
Notifications
Foreign Asset/Account Reporting Information. Belgian residents are required to report any securities (e.g., Shares acquired under the Plan) held and bank accounts (including brokerage accounts) opened and maintained outside of Belgium on their annual tax return. In a separate report, the resident is required to provide the National Bank of Belgium with the account details of any such foreign accounts (including the account number, bank name and country in which such account was opened). This report, as well as information on how to complete it, can be found on the website of the National Bank of Belgium, www.nbb.be, under the Kredietcentrales / Centrales des crédits caption.
BULGARIA
Notifications
Exchange Control Information. If funds are remitted abroad to pay the Exercise Price of the Options, a declaration of the purpose of the remittance must be provided by the Participant to the local bank that is transferring the funds. If the funds are remitted to a bank outside the European Union and the amount exceeds BGN 30,000, documentation evidencing the underlying transaction (for instance a copy of the Agreement) must be provided.
Foreign Asset/Account Reporting Information. The Participant will be required to file statistical forms with the Bulgarian national Bank annually regarding his or her receivables in bank accounts abroad as well as securities held abroad (e.g., Shares acquired under the Plan) if the total sum of all such receivables and securities equals or exceeds BGN50,000 as of the previous calendar year-end. The reports are due by March 31.
The Participant should contact his or her bank in Bulgaria for additional information regarding these requirements.
CANADA
Terms and Conditions
Method of Payment. Notwithstanding Section 6(d) of the Plan, the Participant is not permitted to pay the Payment Amount with previously-owned shares of Common Stock or with Shares to be issued upon exercise of this Option.
Termination of Service. This provision supplements Section 5 of the Agreement:
For purposes of the Option, the Participant’s Termination of Service (for any reason whatsoever, whether or not later found to be invalid, unlawful or in breach of employment laws in the jurisdiction where the Participant is employed or providing services or the terms of the Participant’s employment or service agreement, if any), will be measured by the date that is the earliest of (i) the date on which the Participant’s employment with the Employer is terminated, or (ii) the date the Participant receives written notice of termination from the Employer, regardless of any period during which notice, pay in lieu of notice or related payments or damages are provided or required to be provided under local law. For greater certainty, the Participant will not earn or be entitled to any pro-rated vesting or exercisability for that portion of time before the date on which the Participant’s right to vest or exercise terminates, nor will the Participant be entitled to any compensation for lost vesting. Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued vesting during a statutory notice period, the Participant’s right to vest in the RSUs, if any, will terminate effective upon the expiry of the minimum statutory notice period, but the Participant will not earn or be entitled to pro-rated vesting or exercisability if the vesting date falls after the end of the statutory notice period, nor will the Participant be entitled to any compensation for lost vesting.
If Participant resides in Québec, the following provisions apply:
Authorization to Release Necessary Personal Information. This provision supplements Section 12 of the Agreement:
The Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. The Participant further authorizes the Company and any Affiliate and the administrator of the Plan to disclose and discuss the Plan with their advisors. The Participant further authorizes the Employer to record such information and to keep such information in the Participant’s employee file.
Language Consent. The parties acknowledge that it is their express wish that this Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à, la présente convention.
Notifications
Securities Law Notification. The Participant is permitted to sell Shares acquired under the Plan through the designated broker appointed under the Plan, if any, provided the resale of Shares acquired under the Plan takes place outside of Canada through the facilities of a stock exchange on which the Shares are listed. The Stock is currently listed on the New York Stock Exchange in the United States of America.
Foreign Asset/Account Reporting Information. Specified foreign property, including Shares and rights to receive Shares (e.g., Options), must be reported annually on a Form T1135 (Foreign Income Verification Statement) if the total cost of the specified foreign property exceeds C$100,000 at any time during the year. Thus, the Options must be reported - generally at a nil cost - if the C$100,000 cost threshold is exceeded because of other specified foreign property. When Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the Shares. The ACB would ordinarily equal the fair market value of the Shares at the time of acquisition, but if other Shares are also owned, this ACB may have to be averaged with the ACB of the other Shares. Participants should consult a personal legal advisor to ensure compliance with applicable reporting obligations.
CHINA
Terms and Conditions
The following provisions apply only to Participants who are subject to exchange control restrictions or regulations in the People’s Republic of China (“China”), as determined by the Company in its sole discretion.
Vesting Schedule and Exercisability of Option. Notwithstanding anything to the contrary in the Plan or the Agreement, the Option will not vest and nor be exercisable unless and until the Company determines, in its sole discretion, that all necessary exchange control or other approvals from the PRC State Administration of Foreign Exchange (“SAFE”) or its relevant branch have been received and remain effective (“SAFE Approval”). In the event that SAFE Approval has not been obtained prior to any scheduled vesting date set forth in Section 2 of the Agreement, the Option will not vest until the seventh day of the month following the month in which SAFE Approval is obtained (the “Actual Vesting Date”). If the Participant experiences a Termination of Service prior to the Actual Vesting Date, the Participant shall not be entitled to vest in any portion of the Option and the Option shall be forfeited without any liability to the Company, the Employer or any Affiliate of the Company.
Method of Payment. The following provision supplements Section 4 of the Agreement:
Due to regulatory requirements, the Participant understands that the Participant will be restricted to the cashless sell-all method of exercise. To complete a cashless sell-all exercise, the Participant understands that the Participant needs to instruct his or her broker to: (i) sell all of the Shares issued upon exercise; (ii) use the proceeds to pay the Exercise Price, brokerage fees and any applicable Tax-Related Items; and the remaining proceeds will be remitted to the Participant in accordance with any applicable exchange control laws and regulations including, but not limited to, the restrictions set forth in these Country-Specific Terms for China below under “Exchange Control Requirements.” The Participant agrees to sign any agreement, form and/or consent that may reasonably be requested by the Company (or the Company’s designated broker) to effectuate the cashless exercise of the Options. The Participant will not be permitted to hold Shares after exercise. Depending on the development of local laws or the Participant’s country of residence, the Company reserves the right to modify the methods of exercising the Option and, in its sole discretion, to permit cash exercise, cashless sell-to cover exercise or any other method of exercise and payment of Tax-Related Items permitted under the Plan.
Treatment of Options Upon Termination of Service. Due to exchange control regulations in China, the Participant understands and agrees that the Company may require the exercise of the Options immediately following the Participant’s Termination of Service, or within such other period as determined by the Company or required by SAFE or its local counterpart, but in no event shall such period be later than the period provided in Section 5 of the Agreement. This includes any portion of the Options that vest upon the Participant’s Termination of Service.

Exchange Control Requirements. The Participant understands and agrees that, to facilitate compliance with exchange control requirements, the Participant is required to immediately repatriate to China the Share sale proceeds from the cashless exercise of Options. The Participant further understands that such repatriation of the sale proceeds will be effectuated through a special exchange control account established by the Company or its Affiliates, and the Participant hereby consents and agrees that the proceeds may be transferred to such special account prior to being delivered to the Participant. The Company may deliver the proceeds to the Participant in United States dollars or local currency at the Company’s discretion. If the proceeds are paid in United States dollars, the Participant understands that he or she will be required to set up a United States dollar bank account in China so that the proceeds may be deposited into this account. If the proceeds are converted to local currency, there may be delays in delivering the proceeds to the Participant and due to fluctuations in the Share trading price and/or the United States dollar/PRC exchange rate between the sale/payment date and (if later) when the proceeds can be converted into local currency, the proceeds that the Participant receives may be more or less than the market value of the Shares on the sale/payment date (which is the amount relevant to determining the Participant’s tax liability). The Participant agrees to bear the risk of any currency fluctuation between the sale/payment date and the date of conversion of the proceeds into local currency. The Company is under no obligation to secure any particular exchange conversion rate.
The Participant further agrees to comply with any other requirements that may be imposed by the Company in the future to facilitate compliance with exchange control requirements in China.
CZECH REPUBLIC
Notifications
Exchange Control Information. The Czech National Bank (“CNB”) may require the Participant to fulfill certain notification duties in relation to the Option and the opening and maintenance of a foreign account. In addition, the Participant may need to report the following even in the absence of a request from the CNB: foreign direct investments with a value of CZK 2,500,000 or more in the aggregate or other foreign financial assets with a value of CZK 2,000,000,000 or more. Because exchange control regulations may change without notice, the Participant should consult his or her personal legal advisor prior to the exercise of the Option and sale of Shares to ensure compliance with current regulations. It is the Participant’s responsibility to comply with applicable Czech exchange control laws.
FRANCE
Terms and Conditions
Type of Award. The Option is not granted as a “French-qualified” award and is not intended to qualify for the specific tax and social security treatment applicable to shares granted for no consideration under Sections L. 225-177 to L. 225-186 and Sections L. 22-10-56 to L. 22-10-58 of the French Commercial Code, as amended.
Consent to Receive Information in English. By accepting the Option, the Participant confirms having read and understood the documents related to the Option (the Plan and the Agreement) which were provided in the English language. The Participant accepts the terms of these documents accordingly.
Consentement Relatif à l'Utilisation de la Langue Anglaise. En acceptant l’Option, le Participant confirme avoir lu et compris les documents relatifs à cette Option (le Plan et le Contrat) qui ont été remis en langue anglaise. Le Participant accepte les termes de ces documents en conséquence.
Notifications
Exchange Control Information. If the Participant transfers more than €10,000 in Shares or cash into or out of France without the use of a financial intermediary, the Participant must declare the transfer to the French tax and customs authorities.
GEORGIA
Terms and Conditions
Language Consent.  By accepting the grant of the Option, the Participant acknowledges that he or she is proficient in reading and understanding English and fully understands the terms of the documents related to the grant (the Agreement and the Plan), which were provided in the English language.  The Participant accepts the terms of those documents accordingly.

თანხმობა ენასთან დაკავშირებით.   საფონდო ვარიანტი მინიჭებაზე თანხმობის განცხადებით, მონაწილე ადასტურებს რომ მას თავისუფლად ესმის ინგლისური ენა და  რომ მისთვის სრულად არის გასაგები ამგვარ მინიჭებასთან დაკავშირებული დოკუმენტაციის (ხელშეკრულებისა  და გეგმის) პირობები, რომელიც მისთვის მიწოდებული იქნა ინგლისურ ენაზე.  შესაბამისად, მონაწილე  თანხმობას აცხადებს ამ დოკუმენტებით გათვალისწინებულ პირობებზე.
GERMANY
Notifications
Exchange Control Information. Cross-border payments in excess of €12,500 (including transactions made in connection with the sale of Shares under the Plan) must be reported electronically each month to the German Federal Bank (Bundesbank). The “General Statistics Reporting Portal” (“Allgemeines Meldeportal Statistik”) can be accessed via Bundesbank’s website at www.bundesbank.de. Participants should consult a personal legal advisor to ensure compliance with applicable reporting obligations.
Foreign Asset/Account Reporting Information. If the Participant's acquisition of Shares under the Plan leads to a qualified participation at any point during the calendar year, the Participant will need to report the acquisition when the Participant files his or her tax return for the relevant year.  A qualified participation is attained if (i) the Participant holds at least 1% of the Company and the value of the Shares acquired exceeds EUR 150,000 or (ii) the Participant holds Company Shares exceeding 10% of the Company's total common stock.
HONG KONG
Terms and Conditions
Exercise of Option. The purchase of Shares at exercise is made as a personal investment. If, for any reason, the Participant exercises the Option within six (6) months of the Grant Date, the Participant agrees that he or she will not sell or otherwise dispose of any such Shares prior to the six-month anniversary of the Grant Date.
Notifications
Securities Law Notification. WARNING: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. The Participant is advised to exercise caution in relation to the offer. If the Participant is in any doubt about any of the contents of this document, the Participant should obtain independent professional advice. Neither the grant of the Options nor the issuance of Shares upon exercise constitutes a public offering of securities under Hong Kong law and is available only to employees of the Company and its Affiliates. The Plan, the Agreement and other incidental communication materials distributed in connection with the Options (i) have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong and (ii) are intended only for the personal use of each eligible employee of the Company or its Affiliates and may not be distributed to any other person.
HUNGARY
Terms and Conditions
Method of Payment. The following provision supplements Section 4 of the Agreement:
Due to regulatory requirements, the Participant understands that the Participant will be restricted to the cashless sell-all method of exercise. To complete a cashless sell-all exercise, the Participant understands that the Participant needs to instruct his or her broker to: (i) sell all of the Shares issued upon exercise; (ii) use the proceeds to pay the Exercise Price, brokerage fees and any applicable Tax-Related Items; and (iii) remit the balance in cash to the Participant. The Participant will not be permitted to hold Shares after exercise. Depending on the development of local laws or the Participant’s country of residence, the Company reserves the right to modify the methods of exercising the Option and, in its sole discretion, to permit cash exercise, cashless sell-to cover exercise or any other method of exercise and payment of Tax-Related Items permitted under the Plan.
INDIA
Terms and Conditions
Method of Payment. The following provision supplements Section 4 of the Agreement:
Due to regulatory requirements, the Participant may pay the Exercise Price by (a) cash or check made payable to the Company; or (b) pursuant to a broker-assisted cashless exercise procedure, as set forth in Section 4(c) of the Agreement, as modified by this

Addendum. Under this procedure (also called a same-day sale exercise), the Participant (or any other person or persons exercising the Option) shall concurrently provide irrevocable instructions (i) to a brokerage firm (reasonably satisfactory to the Company for purposes of administering such procedure in accordance with the Company’s pre-clearance/pre-notification policies) to effect the immediate sale of all of the purchased Shares so that such brokerage firm can remit to the Company, on the settlement date, sufficient funds out of the resulting sale proceeds to cover the aggregate Exercise Price payable for all the purchased Shares plus all applicable Tax-Related Items, brokers’ fees or commissions and (ii) to the Company to deliver the purchased Shares directly to such brokerage firm on such settlement date. The Company reserves the right to provide the Participant with additional methods of exercise depending on the development of local law.
Notifications
Exchange Control Information. The Participant understands that he or she must repatriate any proceeds from the sale of Shares acquired under the Plan or the receipt of dividends paid on such Shares to India within such time prescribed under applicable Indian exchange control laws as may be amended from time to time. The Participant will receive a foreign inward remittance certificate (“FIRC”) from the bank where he or she deposits the foreign currency. The Participant should maintain the FIRC as evidence of the repatriation of the proceeds in the event the Reserve Bank of India or the Employer requests proof of repatriation. The Participant is also responsible for complying with any other exchange control laws in India that may apply to the Options or the Shares acquired under the Plan.
Foreign Asset/Account Reporting Information.  The Participant is required to declare any foreign bank accounts and any foreign financial assets (including Shares acquired under the Plan) in Participant’s annual tax return. Increased penalties for failing to report these assets/accounts have been implemented. The Participant should consult with his or her personal tax advisor to determine the Participant’s reporting requirements.
IRELAND
There are no country specific provisions.
ISRAEL
Terms and Conditions
Method of Payment. The following provision supplements Section 4 of the Agreement:
To facilitate compliance with local tax requirements, the Participant understands that the Participant will be restricted to the cashless sell-all method of exercise. To complete a cashless sell-all exercise, the Participant understands that the Participant needs to instruct his or her broker to: (i) sell all of the Shares issued upon exercise; (ii) use the proceeds to pay the Exercise Price, brokerage fees and any applicable Tax-Related Items; and the remaining proceeds will be remitted to the Participant in accordance with any applicable tax laws and regulations. The Participant agrees to sign any agreement, form and/or consent that may reasonably be requested by the Company (or the Company’s designated broker) to effectuate the cashless exercise of the Options. The Participant will not be permitted to hold Shares after exercise. The Company reserves the right to modify the methods of exercising the Option and, in its sole discretion, to permit cash exercise, cashless sell-to cover exercise or any other method of exercise and payment of Tax-Related Items permitted under the Plan.
ITALY
Terms and Conditions
Method of Payment. The following provision supplements Section 4 of the Agreement:
Due to regulatory requirements, the Participant understands that the Participant will be restricted to the cashless sell-all method of exercise. To complete a cashless sell-all exercise, the Participant understands that the Participant needs to instruct his or her broker to: (i) sell all of the Shares issued upon exercise; (ii) use the proceeds to pay the Exercise Price, brokerage fees and any applicable Tax-Related Items; and (iii) remit the balance in cash to the Participant. The Participant will not be permitted to hold Shares after exercise. Depending on the development of local laws or the Participant’s country of residence, the Company reserves the right to modify the methods of exercising the Option and, in its sole discretion, to permit cash exercise, cashless sell-to cover exercise or any other method of exercise and payment of Tax-Related Items permitted under the Plan.
Plan Document Acknowledgement. The Participant acknowledges that the Participant has read and specifically and expressly approves the following Sections of the Agreement: Section 5 (Termination of Service); Section 8 (Responsibility for Taxes); Section 9 (Nature of Grant); Section 12 (Data Privacy); Section 13(g) (Language); Section 13(h) (Electronic Delivery and Acceptance); Section 13(j) (Addendum); and Section 13(k) (Imposition of Other Requirements)

Notifications
Foreign Asset/Account Reporting Information. Italian residents who, at any time during the fiscal year, hold foreign financial assets (including cash and Shares) which may generate income taxable in Italy are required to report these assets on their annual tax returns (UNICO Form, RW Schedule) for the year during which the assets are held, or on a special form if no tax return is due. These reporting obligations also will apply to Italian residents who are the beneficial owners of foreign financial assets under Italian money laundering provisions.
KAZAKHSTAN
Notifications
Securities Law Notification. This offer is addressed only to certain eligible employees in the form of the Shares to be issued by the Company, which as of the date hereof are listed on the New York Stock Exchange. Neither the Plan nor this Agreement has been approved, nor do they need to be approved, by the National Bank of Kazakhstan. This offer is intended only for the original recipient and is not for general circulation in the Republic of Kazakhstan.
Exchange Control Information. The Participant acknowledges that if the Participant is a resident of Kazakhstan, the Participant will be required to notify and file standard-form reports with the National Bank of Kazakhstan if the value of the Shares that the Participant purchases under the Plan exceeds a certain threshold.
Please note that exchange control regulations in Kazakhstan are subject to change. The Participant should consult with his or her personal legal advisor regarding any exchange control obligations that Participant may have prior to exercising the Option or receiving proceeds from the sale of Shares acquired under the Plan. The Participant is responsible for ensuring compliance with all exchange control laws in Kazakhstan.
KOREA
Notifications
Exchange Control Information. To remit funds out of Korea to exercise the Option by a cash-exercise method, the Participant must obtain a confirmation of the remittance by a foreign exchange bank in Korea. This is an automatic procedure (i.e. , the bank does not need to approve the remittance and the process should not take more than a single day). The Participant likely will need to present the bank processing the transaction supporting documentation evidencing the nature of the remittance.
Foreign Asset/Account Reporting Information. The Participant must declare all foreign financial accounts (e.g., non-Korean bank accounts, brokerage accounts holding Shares) in countries that have not entered into an "intergovernmental agreement for automatic exchange of tax information" with Korea to the Korean tax authority and file a report with respect to such accounts if the value of such accounts exceeds KRW 500 million (or an equivalent amount in foreign currency) on any month-end date during a calendar year.
LITHUANIA
There are no country specific provisions.
MALAYSIA
Notifications
Director Notification Obligation. If the Participant is a director of a Malaysian Affiliate, he or she is subject to certain notification requirements, under the Malaysian Companies Act 1965. Among these requirements is an obligation to notify the Malaysian Affiliate in writing when the Participant receives or disposes of an interest (e.g., Options or Shares) in the Company or any related company. This notification must be made within 14 days of receiving or disposing of any interest in the Conpany or any related comnpany.
MALTA
Notifications
Securities Law Notification. The Plan, the Agreement, including this Addendum, and all other materials the Participant may receive regarding participation in the Plan do not constitute advertising of securities in Malta and are deemed accepted by the Participant upon receipt of the Participant’s electronic or written acceptance in the United States. The issuance of the Shares under the plan has not and will not be registered in Malta and, therefore, the Shares described in any plan documents may not be offered or placed in public circulation in Malta.
MEXICO
Terms and Conditions
Labor Law Acknowledgement. The following provision applies if the Participant resides in Mexico and receives an Option from the Company:
(i)    The Participant’s participation in the Plan does not constitute an acquired right;
(ii)    The Plan and the Participant’s participation in it are offered by the Company on a wholly discretionary basis;
(iii)    The Participant’s participation in the Plan is voluntary;
(iv)    The Company and its Affiliates are not responsible for any decrease in the value of any Shares acquired under the Plan;
(v)    By accepting the Option, the Participant acknowledges that the Company, with registered offices in the U.S.A., is solely responsible for the administration of the Plan. The Participant further acknowledges that his or her participation in the Plan, the grant of the Option and any acquisition of Shares under the Plan do not constitute an employment relationship between the Participant and the Company because the Participant is participating in the Plan on a wholly commercial basis. Based on the foregoing, Participant expressly acknowledges that the Plan and the benefits that he or she may derive from participation in the Plan do not establish any rights between the Participant and the Employer and do not form part of the employment conditions and/or benefits provided by the Employer, and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of the Participant’s employment;
(vi)    The Participant further understands that his or her participation in the Plan is the result of a unilateral and discretionary decision of the Company and, therefore, the Company reserves the absolute right to amend and/or discontinue the Participant’s participation in the Plan at any time, without any liability to the Participant; and
(vii)    Finally, the Participant hereby declares that he or she does not reserve to him- or herself any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and that he or she therefore grants a full and broad release to the Company, its subsidiaries, parents, Affiliates, branches, representation offices, shareholders, officers, agents or legal representatives, with respect to any claim that may arise.
Términos y Condiciones
Reconocimiento del Derecho Laboral. Las siguientes disposiciones aplican en caso de que el Participante sea residente en México y reciba una Opción de la Compañía:
(i)    La participación del Participante en el Plan no constituye un derecho adquirido;
(ii)    El Plan y la participación del Participante en él es ofrecido por la Compañía de manera completamente discrecional;
(iii)    La participación del Participante en el Plan es voluntaria;
(iv)    La Compañía y sus Afiliadas no son responsables por ninguna disminución en el valor de las acciones de adquiridas en términos del Plan;
(v)    Al aceptar el otorgamiento, el Participante reconoce que la Compañía, con oficinas registradas en E.U.A., es la única responsable de la administración del Plan. Además, el Participante reconoce que su participación en el Plan, la concesión de Opciones y cualquier adquisición de Acciones bajo el Plan no constituyen una relación laboral entre el Participante y la Compañía, en virtud de que el Participante está participando en el Plan en una base exclusivamente comercial. Por lo anterior, el Participante expresamente reconoce que el Plan y los beneficios que puedan derivarse de su participación no establecen ningún derecho entre el Participante y su empleador y que no forman parte de las condiciones de trabajo y/o beneficios otorgados por su empleador, y cualquier modificación del Plan o la terminación no constituirá un cambio o modificación en los términos y condiciones del empleo del Participante;
(vi)    Además, el Participante comprende que su participación en el Plan es el resultado de una decisión discrecional y unilateral de la Compañía, por lo que la Compañía se reserva el derecho absoluto de modificar y/o suspender la participación del Participante en el Plan en cualquier momento, sin responsabilidad alguna frente al Participante; y
(vii)    Finalmente, el Participante manifiesta que no se reserva acción o derecho alguno que origine una demanda en contra de la Compañía, por cualquier indemnización o daño relacionado con las disposiciones del Plan o de los beneficios otorgados en el mismo, y en consecuencia el Participante libera de la manera más amplia y total de responsabilidad a la Compañía, sus subsidiarias, empresas matriz, Afiliadas, sucursales, oficinas de representación, sus accionistas, directores, agentes y representantes legales de cualquier demanda que pudiera surgir.
Notifications
Securities Law Notification. The Option and the Shares offered under the Plan have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico. In addition, the Plan, the Agreement and any other document relating to the Option may not be publicly distributed in Mexico. These materials are addressed to the Participant only because of the Participant’s existing relationship with the Company and these materials should not be reproduced or copied in any form. The offer contained in these materials does not constitute a public offering of securities but rather constitutes a private placement of securities addressed specifically to individuals who are present employees of an Affiliate of the Company in Mexico made in accordance with the provisions of the Mexican Securities Market Law, and any rights under such offering shall not be assigned or transferred.
NETHERLANDS
There are no country specific provisions.
NEW ZEALAND

Securities Law Notification. Warning: This is an offer of rights to receive Shares underlying the Option upon exercise. The Option gives the Participant a stake in the ownership of the Company.
If the Company runs into financial difficulties and is wound up, the Participant will be paid only after all creditors have been paid. A Participant may lose some or all of his or her investment.
New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors to make an informed decision. The usual rules do not apply to this offer because it is made under an employee share scheme. As a result, the Participant may not be given all the information usually required. The Participant will also have fewer other legal protections for this investment.
The Participant should ask questions, read all documents carefully, and seek independent financial advice before committing himself or herself.
The Shares are quoted or approved for trading on the New York Stock Exchange. This means that if the Participant exercises the Option and Shares are issued to the Participant, the Participant can sell his or her investment on the New York Stock Exchange if there are buyers for it. If the Participant sells his or her investment, the price he or she receives may vary depending on factors such as the financial condition of the Company. The Participant may receive less than the full amount that he or she paid for it, if anything.
For a copy of the Company’s most recent financial statements (and, where applicable, a copy of the auditor’s report on those financial statements) and information on risk factors impacting the Company’s business that may affect the value of the Shares, the Participant should refer to the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are filed with the U.S. Securities and Exchange Commission and are available online at www.sec.gov, as well as on the Company’s “Investor Relations” website at http://investors.epam.com.
For more details on the terms and conditions of the Option, please refer to this Agreement, the Plan and the Plan prospectus which are available in your UBS account at http://www.ubs.com/onesource/epam and free of charge on request via AskLongTermIncentive@epam.com

POLAND
Notifications
Exchange Control Information. If the Participant maintains bank or brokerage accounts holding cash and foreign securities (including Shares) outside of Poland, the Participant will be required to report information to the National bank of Poland on transactions and balances in such accounts if the value of such cash and securities exceeds PLN 7 million. If required, such reports must be filed on a quarterly basis on special forms available on the website of the National Bank of Poland. The Participant should consult with his or her personal legal advisor to determine whether he or she will be required to submit reports to the National Bank of Poland.
Further, the Participant acknowledges that any transfer of funds in excess of €15,000 (or PLN15,000, if such transfer of funds is connected with business activity of an entrepreneur) into or out of Poland must be effected through a bank account in Poland. The Participant understands that the Participant is required to store all documents connected with any foreign exchange transactions that the Participant engages in for a period of five years as measured from the end of the year in which such transaction occurred.
ROMANIA
Language Consent. By accepting the grant of Option, the Participant acknowledges that he or she is proficient in reading and understanding English and fully understands the terms of the documents related to the grant (the Agreement and the Plan), which were provided in the English language. The Participant accepts the terms of those documents accordingly.
Consimtamant cu Privire la Limba. Prin acceptarea acordarii Opțiunii, Participantul confirma ca acesta sau aceasta are un nivel adecvat de cunoastere in ce priveste cititirea si intelegerea limbii engleze, a citit si confirma ca a inteles pe deplin termenii documentelor referitoare la acordare (Acordul si Planul), care au fost furnizate in limba engleza. Participantul accepta termenii acestor documente in consecinta.
RUSSIA
Terms and Conditions
Transaction Outside Russia. The Participant understands that agreeing to the terms of the Agreement and accepting the Option will result in a contract between the Participant and the Company completed in the United States and that the Agreement is governed by U.S. law. Participant understands and acknowledges that any Shares issued under the Plan shall be delivered to Participant through a brokerage account maintained outside Russia. Participant understands that he or she may hold Shares in his or her brokerage account outside Russia; however, in no event will Shares issued to Participant and/or share certificates or other instruments be delivered to Participant in Russia. Participant acknowledges and agrees that he or she is not permitted to sell or otherwise transfer the Shares directly to other Russian legal entities or individuals. Finally, Participant acknowledges and agrees that he or she may sell or otherwise transfer the Shares only outside Russia.
Data Privacy Acknowledgement. The Participant acknowledges that he or she has read and understands the terms regarding collection, processing and transfer of Data contained in Section 12 of the Agreement, and, by agreeing to the terms of the Agreement and electing to participate in the Plan, the Participant agrees to such terms. In this regard, upon request of the Company or the Employer, the Participant agrees to provide an executed data privacy consent form to the Employer or the Company, or any other agreements or consents that the Company and/or the Employer may deem necessary to obtain the Participant’s consent to collect, process or transfer the Participant’s Data for purposes of administering the Participant’s participation in the Plan under the data privacy laws in the Participant’s country, either now or in the future. the Participant understands that he or she will not be able to participate in the Plan if the Participant fails to execute any such consent or agreement.
Notifications
Securities Law Information. The Agreement, including these specific provisions for Russia, the Plan and other incidental communication materials distributed in connection with the Plan do not constitute advertising or an offering of securities in Russia. Absent any requirement under Russian law, the issuance of Shares upon exercise of the Option has not and will not be registered in Russia; hence, the Option described in any Plan-related documents may not be used for offering or public circulation in Russia.
Exchange Control Information. The Participant understands that, under exchange control regulations in Russia, he or she may be required to repatriate certain funds to the Participant’s bank account in Russia prior to using those funds for any purpose, including reinvestment. If the repatriation requirements apply, such funds must be initially credited to the Participant through a foreign currency account at an authorized bank in Russia. After the funds are initially received in Russia, they may be further remitted to foreign banks in accordance with Russian exchange control laws. The Participant should consult with his or her personal legal advisor to determine whether the repatriation requirements apply and to ensure compliance with applicable exchange control requirements.
Foreign Asset/Account Reporting Information. Russian residents are required to file the following reports or notifications with the Russian tax authorities, if applicable: (i) annual cash flow reporting for an offshore brokerage account (due by June 1 each year for the previous year, with the first reporting due by June 1, 2021 for calendar year 2020); (ii) financial asset (including Shares) reporting for an offshore brokerage account (due by June 1 each year for the previous year, with the first reporting due by June 1, 2022 for calendar year 2021); and (ii) a one-time notification within one month of opening, closing, or changing details of an offshore brokerage account. The Participant should consult with his or her personal tax advisor to ensure compliance with applicable requirements.
Anti-Corruption Information. Anti-corruption laws prohibit certain public servants, their spouses and their dependent children from owning any foreign source financial instruments (e.g., shares of foreign companies such as the Company). Accordingly, the Participant should inform the Company if the Participant is covered by these laws because, in such case, the Participant should not hold Shares acquired under the Plan.
Labor Law Information. If the Participant continues to hold Shares acquired upon exercise of the Option after an involuntary Termination of Service, the Participant may not be eligible to receive unemployment benefits in Russia (to the extent applicable)
SINGAPORE
Terms and Conditions
Restrictions on Sale and Transferability. The Participant hereby agrees that any Shares acquired pursuant to the Options will not be offered for sale in Singapore prior to the six-month anniversary of the Grant Date, unless such sale or offer is made pursuant to the exemptions under Part XIII Division 1 Subdivision (4) (other than section 280) of the Securities and Futures Act (Chap. 289, 2006 Ed.) (“SFA”) or pursuant to, and in accordance with the conditions of, any other applicable provision(s) of the SFA.
Notifications
Securities Law Notification. The Option is being granted pursuant to the “Qualifying Person” exemption” under section 273(1)(f) of the SFA and is not made with a view to the underlying Shares being subsequently offered for sale to any other party. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore.
Director Notification. If the Participant is a director, associate director or shadow director of a Singapore Affiliate, the Singapore Companies Act requires the Participant (regardless of whether the Participant is a Singapore resident or employed in Singapore) to notify the Singapore Affiliate in writing of any interest (e.g., Options, Shares, etc.) that the Participant holds in the Company (or any related company) within two business days of (i) acquiring or disposing of such interest, (ii) any change in a previously-disclosed interest (e.g., upon exercise of the Option or sale of Shares), or (iii) becoming a director, associate director or shadow director, if the Participant holds such an interest at that time.
SLOVAKIA
Notifications
Foreign Asset/Account Reporting Information. If the Participant carries on business activities as an independent entrepreneur (in Slovakian, podnikatel), the Participant must report foreign assets (including any Shares) to the National Bank of Slovakia (provided that the value of the foreign assets exceeds an amount of €2,000,000). These reports must be submitted on a monthly basis by the 25 day of the respective calendar month, as well as on a quarterly basis by the 25 day of the calendar month following the respective calendar quarter, using notification form DEV (NBS) 1-12, which may be found at the National Bank of Slovakia’s website at www.nbs.sk.
SPAIN
Terms and Conditions
Labor Law Acknowledgment. This provision supplements Section 9 of the Agreement:
In accepting the Option, the Participant acknowledges that he or she consents to participation in the Plan and has received a copy of the Plan.

The Participant understands and agrees that, as a condition of the grant of the Option, the Participant’s Termination of Service for any reason (including for the reasons listed below) will automatically result in the forfeiture of any unvested Option as of the date of such termination without any payment to the Participant.
In particular, the Participant understands and agrees that the Option will be cancelled without entitlement to the Shares or to any amount as indemnification in the event of the Participant’s Termination of Service by reason of, including, but not limited to: resignation, death, disability, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without cause (i.e., subject to a “despido improcedente”), individual or collective layoff on objective grounds, whether adjudged to be with cause or adjudged or recognized to be without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Employer, and under Article 10.3 of Royal Decree 1382/1985.
Furthermore, the Participant understands that the Company has unilaterally, gratuitously and in its sole discretion decided to grant Option under the Plan to individuals who may be employees of the Company or its Affiliates throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or its Affiliate on an ongoing basis. Consequently, the Participant understands that Options are granted on the assumption and condition that the Option and the Shares issued upon exercise of the Option shall not become a part of any employment contract (either with the Company or any Affiliate) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, the Participant understands that the grant of the Option would not be made to the Participant but for the assumptions and conditions referred to above; thus, the Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of Option shall be null and void.
Notifications
Securities Law Notification. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the grant of the Option. The Agreement has not been, nor will it be, registered with the Comisión Nacional del Mercado de Valores, and does not constitute a public offering prospectus.
Exchange Control Information. The acquisition of Shares under the Plan must be declared for statistical purposes to the Dirección General de Comercio e Inversiones (the “DGCI”). Because the Participant will not acquire the Shares through the use of a Spanish financial institution, the Participant agrees to make the declaration by filing a D-6 form with the DGCI. Generally, the D-6 form must be filed each January while the Shares are owned. In addition, the sale of Shares must also be declared on D-6 form filed with the DGCI in January, unless the sale proceeds exceed a certain threshold, in which case, the filing is due within one month after the sale.
In addition, the Participant may be required to electronically declare to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), any foreign instruments (including Shares acquired under the Plan), and any transactions with non-Spanish residents (including any payments of Shares made pursuant to the Plan), depending on the balances in such accounts together with the value of such instruments as of December 31 of the relevant year, or the volume of transactions with non-Spanish residents during the relevant year.
The Participant should consult with his or her personal tax and legal advisors to ensure that the Participant is properly complying with his or her exchange control obligations.
Foreign Asset/Account Reporting Information. To the extent that the Participant holds assets (e.g., cash or Shares held in a bank or brokerage account) outside of Spain with a value in excess of €50,000 per type of asset (e.g., Shares, cash, etc.) as of December 31 each year, the Participant is required to report information on such assets on the Participant’s tax return for such year. After such assets are initially reported, the reporting obligation will only apply for subsequent years if the value of any previously-reported assets increases by more than €20,000 or if the Participant transfers or disposes of any previously-reported assets. The reporting must be completed by March 31. Failure to comply with this reporting requirement may result in penalties. Accordingly, the Participant should consult with his or her personal tax and legal advisors to ensure that the Participant is properly complying with his or her reporting obligations.
SWEDEN
There are no country specific provisions.

SWITZERLAND
Notifications
Securities Law Notification. Neither this document nor any other materials relating to the offer of the Options (i) constitutes a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), (ii) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than an employee of the Company or one of its Subsidiaries, or (iii) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 of FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority (“FINMA”).
UKRAINE
Terms and Conditions

Method of Payment. Due to regulatory requirements, the Participant understands that the Participant will be restricted to the cashless sell-all method of exercise. To complete a cashless sell-all exercise, the Participant understands that the participant needs to instruct his or her broker to: (i) sell all of the Shares issued upon exercise; (ii) use the proceeds to pay the Exercise Price, brokerage fees and any applicable tax-related items; and (iii) remit the balance in cash to the Participant. The Participant will not be permitted to hold Shares after exercise. Depending on the development of local laws or the Participant’s country of residence, the Company reserves the right to modify the methods of exercising the Option and, in its sole discretion, to permit cash exercise, cashless sell-to cover exercise or any other method of exercise and payment of Tax-Related Items permitted under the Plan.
UNITED ARAB EMIRATES
Notifications
Securities Law Notification. The Options granted under the Plan are being offered only to eligible employees of the Company and are in the nature of providing equity incentives to eligible employees of the Company. Any documents related to the Options, including the Plan, the Agreement and any other grant documents (“Award Documents”), are intended for distribution only to such eligible employees and must not be delivered to, or relied on by, any other person.
The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any Award Documents or any other incidental communication materials distributed in connection with the Options. Further, neither the Ministry of Economy nor the Dubai Department of Economic Development has approved the Award Documents or taken steps to verify the information set out in them, and thus, is not responsible for their content.
Participants should, as prospective stockholders, conduct their own due diligence on the securities. If the Participant does not understand the contents of the Award Documents, he or she should consult an authorized financial advisor.
UNITED KINGDOM
Terms and Conditions
Option is Not HMRC Approved Option. This Option is granted outside of any Company HM Revenue and Customs (“HMRC”) approved option plan and is not eligible for special tax treatment.
Responsibility for Taxes. The following provisions supplement Section 8 of the Agreement:
Without limitation to Section 8 of the Agreement, the Participant agrees that the Participant is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items as and when requested by the Company or the Employer or by HMRC (or any other tax authority or any other relevant authority). The Participant also agrees to indemnify and keep indemnified the Company and the Employer against any taxes that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on the Participant’s behalf.
Notwithstanding the foregoing, if the Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the terms of the immediately foregoing provision will not apply. In such case, if the amount of any income tax due is not collected from or paid by the Participant within ninety (90) days of the end of the U.K. tax year in which an event giving rise to the indemnification described above occurs, the amount of any uncollected income tax may constitute a benefit to the Participant on which additional income tax and National Insurance contributions (“NICs”) may be payable. The Participant understands that he or she will be responsible for paying and reporting any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or the Employer, as applicable, for the value of any employee NICs due on this additional benefit, which the Company or the Employer, as applicable, may recover from the Participant at any time thereafter by any of the means set forth in Section 8 of the Agreement.
UZBEKISTAN
There are no country specific provisions.